Exhibit 99.1

3Q 2019

SmartFinancial Announces Earnings with Third Quarter 2019 Net Income of $6.0 million

Performance Highlights for Third Quarter of 2019

•	Return on average assets of 1.01% and net operating return on average assets (Non-GAAP) of 1.02%

•	Asset quality remains outstanding with nonperforming assets to total assets of 0.20%

•	Loan growth of $31.8 million, or 6.9% annualized

•	Tangible book value (Non-GAAP) per share of $16.37, a 13.8% year-over-year increase

•	Noninterest-bearing demand deposit growth of 8.7% annualized

KNOXVILLE, TN - October 21, 2019 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), today announced net income of $6.0 million, or $0.42 per diluted common share, for the third quarter of 2019, compared to net income of $4.3 million, or $0.34 per diluted common share, for the third quarter of 2018. Net operating earnings (Non-GAAP), which excludes securities gains, and merger related and restructuring expenses, totaled $6.0 million, or $0.43 per diluted common share, in the third quarter of 2019 compared to $5.0 million, or $0.39 per diluted common share, in the third quarter of 2018.

Billy Carroll, President & CEO, stated: "This was another very solid quarter for our company, as we are starting to see the positive results of our recent integration initiatives.  Our continued focus on organic growth and cost savings are allowing us to drive stronger profitability, which has positioned us well for the future."

SmartFinancial's Chairman, Miller Welborn, concluded: "The consistency we are beginning to show in our financial metrics is very exciting, as our team continues to execute on our strategy while maintaining a keen focus on growing our shareholder value."

Third Quarter 2019 compared to Second Quarter 2019

Net income totaled $6.0 million, or $0.42 per diluted common share, for the third quarter of 2019, a decrease of $3.1 million, compared to $9.1 million, or $0.65 per diluted common share, for the second quarter of 2019, primarily due to a $6.4 million fee received in the second quarter of 2019 in connection with the merger termination with Entegra Financial Corp. Net operating earnings (Non-GAAP) totaled $6.0 million, or $0.43 per diluted common share, in the third quarter of 2019 compared to $5.6 million, or $0.40 per diluted common share, in the previous quarter.

Net interest income increased $338 thousand to $21.1 million for the third quarter of 2019 compared to $20.8 million for the second quarter of 2019. The tax equivalent net interest margin was 3.91% for the third quarter of 2019 compared to 3.94% for the second quarter of 2019. The tax equivalent average yield on interest-earning assets was 5.05% for the third quarter of 2019, a decrease from 5.17% for the second quarter of 2019. The yield on interest-bearing liabilities decreased to 1.47% for the third quarter of 2019 from 1.54% for the second quarter of 2019.
The yield on average loans was 5.48% for the third quarter of 2019 compared to 5.53% for the second quarter of 2019. The decrease in yield on average loans was primarily due to the impact from two Federal rate decreases which effected the repricing of variable rate loans and new loan production. During the third quarter of 2019, lower discount accretion was recorded on acquired loans (26 basis points in the third quarter of 2019 versus 30 basis points in the second quarter of 2019) being offset by increased loan fees (20 basis points in the third quarter of 2019 versus 16 basis points in the second quarter of 2019). For the third quarter of 2019, the yield on average loans, excluding accretion, was 5.22%, a decrease of one basis point from the second quarter of 2019.
The cost of average interest-bearing deposits decreased to 1.37% for the third quarter of 2019 from 1.42% for the second quarter of 2019. The decrease was driven primarily by the reduction in money market and savings rates of 21 basis points, offset partially by an eight basis point increase in time deposit rates.

Provision for loan losses was $724 thousand in the third quarter of 2019, compared to $393 thousand in the second quarter of 2019. The increase in provision was primarily due to higher organic loan growth and an increase in specific reserves. The allowance for loan losses was $9.8 million, or 0.53% of total loans, as of September 30, 2019, compared to $9.1 million, or 0.50% of total loans, as of June 30, 2019.
Nonperforming loans as a percentage of total loans was 0.17% as of September 30, 2019, an increase of two basis points from the 0.15% reported in the second quarter of 2019. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.20% as of September 30, 2019 as compared to 0.19% at June 30, 2019.
Noninterest income decreased by $6.2 million to $2.2 million for the third quarter of 2019 compared to $8.4 million for the second quarter of 2019 primarily due to the $6.4 million merger termination fee received in the second quarter of 2019, and was offset by increases in mortgage banking of $126 thousand and service charges on deposit accounts of $60 thousand. Operating noninterest income (Non-GAAP) to average assets (excluding the $6.4 million merger termination fee) of 0.37% for the third quarter of 2019 increased from 0.35% in the second quarter of 2019.

Noninterest expense decreased by $2.1 million to $14.7 million for the third quarter of 2019 compared to $16.8 million for the second quarter of 2019. The decrease is primarily due to the reduction of merger-related and restructuring expenses of $1.7 million. Operating noninterest expense (Non-GAAP, excludes merger-related and restructuring expenses) decreased by $378 thousand to $14.6 million for the third quarter of 2019 compared to $15.0 million for the second quarter of 2019. This decrease was primarily due to a credit recognized during the third quarter of 2019 from the FDIC as a result of the FDIC Deposit Insurance exceeding 1.38% of insured deposits at June 30, 2019, as such, no FDIC insurance expense was recognized during the third quarter of 2019. Operating noninterest expense (Non-GAAP) to average assets was 2.47% for the third quarter of 2019 which is a decrease from 2.57% in the second quarter of 2019.
Under FDIC regulations, banks having consolidated assets below $10 billion paid a refundable assessment into the FDIC insurance fund over a nine quarter period beginning with the third quarter of 2016. That assessment was to be credited back to the institution if and when the deposit insurance fund (“DIF”) exceeded 1.38% of insured deposits, which occurred with the June 30, 2019 computation. Additionally, if the DIF remains above 1.38% of insured deposits assessment at December 31, 2019, an additional credit will be applied to the fourth quarter of 2019.
Income tax expense was $1.9 million in the third quarter of 2019 compared to $2.9 million in the second quarter of 2019. The decrease of $1.0 million in income tax expense, was primarily due to the $6.4 million termination fee recognized in the second quarter of 2019. The overall effective tax rate was 24.6% for the third quarter of 2019 compared to 24.1% in the second quarter of 2019.

Third Quarter 2019 compared to Third Quarter 2018

Net income increased by $1.7 million to $6.0 million, or $0.42 per diluted common share, for the third quarter of 2019 compared to $4.3 million, or $0.34 per diluted common share, for the third quarter of 2018 primarily due to the operating effects of the Tennessee Bancshares, Inc. and Foothills Bancorp, Inc. acquisitions which were completed in the second and fourth quarters of 2018, respectively. Net operating earnings (Non-GAAP) totaled $6.0 million, or $0.43 per diluted common share, in the third quarter of 2019 compared to $5.0 million, or $0.39 per diluted common share, for the third quarter of 2018.

Net interest income increased $2.2 million to $21.1 million for the third quarter of 2019 compared to $18.9 million for the third quarter of 2018. The tax equivalent net interest margin was 3.91% for the third quarter of 2019 compared to 4.11% for the third quarter of 2018. The tax equivalent average yield on interest-earning assets was 5.05% for the third quarter of 2019 increasing slightly from 5.03% for the third quarter of 2018, while the yield on interest bearing liabilities increased to 1.47% for the third quarter of 2019 from 1.15% for the third quarter of 2018.
The yield on average loans was 5.48% for the third quarter of 2019 compared to 5.43% for the third quarter of 2018. The increase in yield on average loans was primarily due to increases in yields on average loans of 10 basis points, offset by lower discount accretion on acquired loans (26 basis points in the third quarter of 2019 versus 31 basis points in the third quarter of 2018). For the third quarters of 2019 and 2018, the yield on average loans, excluding accretion, was 5.22% and 5.12%, respectively.
The cost of average interest-bearing deposits increased to 1.37% for the third quarter of 2019 from 1.11% for the third quarter of 2018. Deposit rates remain elevated at the end of the third quarter of 2019 due to a higher interest rate environment in 2019 and continued competition for deposits.

Provision for loan losses was $724 thousand in the third quarter of 2019, compared to $302 thousand in the third quarter of 2018. The increase in provision was primarily due to higher organic loan growth and an increase in specific reserves during the third quarter of 2019 when compared to the third quarter of 2018. The allowance for loan losses was $9.8 million, or 0.53% of total loans, as of September 30, 2019, compared to $7.2 million, or 0.45% of total loans, as of September 30, 2018.

Nonperforming loans as a percentage of total loans was 0.17% as of September 30, 2019 and September 30, 2018. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.20% as of September 30, 2019, compared to 0.34% as of September 30, 2018.

Noninterest income increased by $365 thousand to $2.2 million for the third quarter of 2019 compared to $1.8 million for the third quarter of 2018 primarily due to increases in deposit services charges of $143 thousand, increases in mortgage banking of $25 thousand and wealth revenue of $135 thousand. Noninterest income to average assets of 0.37% for the third quarter of 2019 increased from 0.36% in the third quarter of 2018.

Noninterest expense was $14.7 million for the third quarter of 2019 compared to $14.8 million for the third quarter of 2018, remaining flat for compared periods. Operating noninterest expense (Non-GAAP, excludes merger-related and restructuring expenses of $73 thousand for third quarter of 2019 and $838 thousand for third quarter of 2018) increased by $0.7 million to $14.6 million for the third quarter of 2019 compared to $13.9 million for the third quarter of 2018. This increase was primarily due to increases in personnel expense, as the second and third quarters of 2019 began to show the full effects of acquisitions completed during the prior reporting periods. Operating noninterest expense (Non-GAAP, excludes merger-related and restructuring expenses) to average assets of 2.47% for the third quarter of 2019 decreased from 2.73% in the third quarter of 2018.

Income tax expense was $1.9 million in the third quarter of 2019 compared to $1.3 million in the third quarter of 2018. The overall effective tax rate was 24.6% for the third quarter of 2019 compared 23.2% for the third quarter of 2018.

Certain captions and amounts in the prior periods presented were reclassified to conform to the current presentation. Such reclassifications had no effect on net income or shareholders' equity.

Conference Call Information

SmartFinancial will issue its earnings release for the third quarter of 2019 on Monday, October 21, 2019, and will host a conference call on Tuesday, October 22, 2019 at 10:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 0242522. A replay of the conference call will be available through October 22, 2020, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10135243. Conference call materials (earnings release & conference call presentation) will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile ), at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 29 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll                        Ron Gorczynski
President & CEO                        Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com        (865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611    kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this presentation include Non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) net operating earnings, (ii) net operating return on average assets, (iii) net operating return on average shareholder equity, (iv) return on average tangible common equity, (v) net operating return on average tangible common equity, (vi) operating efficiency ratio; (vii) tangible common equity; (viii) average tangible common equity; (ix) operating noninterest income; (x) operating noninterest expenses; and ratios derived therefrom, in its analysis of the company's performance. Net operating earnings excludes the following from net income: securities gains and losses, merger termination fee, merger related and restructuring expenses, the effect of the December, 2017 tax law change on deferred tax assets, tax benefit from director options previously exercised, and the income tax effect of adjustments. Net operating return on average equity is the annualized net operating earnings divided by average assets. Net operating return on average equity is the annualized net operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Net operating return on average tangible common equity is the annualized net operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets. Operating noninterest income excludes the merger termination fee. Operating noninterest excludes merger-related and restructuring cost. Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under U.S. federal securities laws. These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk of litigation related to the termination of our agreement and plan of merger with Entegra Financial Corp. (the “Entegra Merger Agreement”) or the abandonment of the transactions that were contemplated by the Entegra Merger Agreement; (2) reputational risk resulting from the termination of the Entegra Merger Agreement; (3) potential changes to, or the risk that we may not be able to execute on, our business strategy as a result of the termination of the Entegra Merger Agreement; (4) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (5) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (6) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (7) changes in management’s plans for the future; (8) prevailing, or changes in, economic or political conditions, particularly in our market areas; (9) credit risk associated with our lending activities; (10) changes in interest rates, loan demand, real estate values, or competition; (11) changes in accounting principles, policies, or guidelines; (12) changes in applicable laws, rules, or regulations; and (13) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands except share and per share data)
	As of and for The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Selected Performance Ratios (Annualized):
Return on average assets	1.01%	1.56%	0.84%	1.17%	0.85%
Return on average shareholders' equity	7.80%	12.34%	6.71%	9.44%	6.86%
Return on average tangible common equity (Non-GAAP)¹	10.52%	16.78%	9.26%	13.09%	9.45%
Noninterest income / average assets	0.37%	1.44%	0.30%	0.31%	0.36%
Noninterest expense / average assets	2.48%	2.88%	2.77%	2.84%	2.90%
Efficiency ratio	63.03%	57.53%	68.65%	67.71%	71.33%

Operating Selected Performance Ratios (Annualized):
Net operating return on average assets (Non-GAAP)¹	1.02%	0.96%	0.98%	1.07%	0.98%
Net operating return on average shareholders' equity (Non-GAAP)¹	7.87%	7.58%	7.81%	8.65%	7.88%
Net operating return on average tangible common equity (Non-GAAP)¹	10.61%	10.31%	10.79%	12.00%	10.84%
Operating efficiency ratio (Non-GAAP)¹	62.42%	65.56%	64.25%	61.72%	67.17%

Selected Interest Rates and Yields:
Yield on loans	5.48%	5.53%	5.62%	5.81%	5.43%
Yield on earning assets, FTE	5.05%	5.17%	5.25%	5.36%	5.03%
Cost of interest-bearing deposits	1.37%	1.42%	1.32%	1.21%	1.11%
Cost of total deposits	1.13%	1.18%	1.10%	1.00%	0.91%
Cost of interest-bearing liabilities	1.47%	1.54%	1.45%	1.33%	1.15%
Net interest margin, FTE	3.91%	3.94%	4.10%	4.28%	4.11%

Per Common Share:
Net income, basic	$0.43	$0.65	$0.34	$0.48	$0.34
Net income, diluted	0.42	0.65	0.34	0.47	0.34
Net operating earnings, basic (Non-GAAP)¹	0.43	0.40	0.40	0.44	0.39
Net operating earnings, diluted (Non-GAAP)¹	0.43	0.40	0.39	0.43	0.39
Book value	21.93	21.47	20.82	20.31	19.74
Tangible book value (Non-GAAP)¹	16.37	15.86	15.18	14.64	14.38
Common shares outstanding	13,957,973	13,953,209	13,951,590	13,933,504	12,750,272

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
	As of and for The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Composition of Loans:
Commercial real estate
owner occupied	$422,363	$415,502	$416,152	$372,030	$364,164
non-owner occupied	468,099	464,160	472,790	487,997	401,922
Commercial real estate, total	890,462	879,662	888,942	860,027	766,086
Commercial & industrial	341,207	334,258	341,471	308,254	289,784
Construction & land development	219,751	204,731	187,009	187,895	165,906
Consumer real estate	405,531	406,357	410,981	407,254	350,422
Consumer and other	10,796	11,981	12,166	13,809	12,996
Total loans	$1,867,747	$1,836,989	$1,840,569	$1,777,239	$1,585,194

Asset Quality and Additional Loan Data:
Nonperforming loans	$3,166	$2,838	$2,282	$3,280	$2,686
Other real estate owned	1,561	1,814	2,066	2,495	4,230
Total nonperforming assets	$4,727	$4,652	$4,348	$5,775	$6,916
Restructured loans not included in nonperforming loans	$61	$62	$62	$116	$693
Net charge-offs (recoveries) to average loans (annualized)	0.01%	—%	0.08%	0.04%	0.06%
Allowance for loan losses to loans	0.53%	0.50%	0.47%	0.47%	0.45%
Nonperforming loans to total loans, gross	0.17%	0.15%	0.12%	0.18%	0.17%
Nonperforming assets to total assets	0.20%	0.19%	0.18%	0.25%	0.34%
Purchase accounting discount balance	$16,784	$18,571	$19,954	$21,528	$19,500
Accretion income on acquired loans	1,246	1,374	1,717	2,343	1,208

Capital Ratios:
Equity to Assets	12.80%	12.53%	12.34%	12.44%	12.27%
Tangible common equity to tangible assets (Non-GAAP)[3]	9.88%	9.57%	9.31%	9.29%	9.25%

SmartFinancial, Inc.[1]
Tier 1 leverage	10.02%	9.92%	9.29%	9.47%	9.26%
Common equity Tier 1	11.54%	11.21%	10.61%	10.81%	10.88%
Tier 1 capital	11.54%	11.21%	10.61%	10.81%	10.88%
Total capital	13.98%	13.65%	13.01%	13.29%	13.57%

SmartBank	Estimated[2]
Tier 1 leverage	11.23%	10.92%	10.96%	11.17%	10.55%
Common equity Tier 1	12.71%	12.37%	12.18%	12.31%	11.99%
Tier 1 risk-based capital	12.71%	12.37%	12.18%	12.31%	11.99%
Total risk-based capital	13.20%	12.82%	12.62%	12.74%	12.40%

1All periods presented are estimated.
2 Current period capital ratios are estimated as of the date of this earnings release.
3Total common equity less intangibles divided by total assets less intangibles.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
	Ending Balances
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018

Assets:
Cash and cash equivalents	$170,934	$199,534	$132,994	$115,822	$130,104
Securities available-for-sale, at fair value	171,507	174,114	198,273	201,688	173,039
Other investments	12,913	12,905	12,398	11,499	10,736
Loans held for sale	3,068	4,087	2,103	1,979	4,038
Loans	1,864,679	1,832,902	1,838,466	1,775,260	1,581,155
Less: Allowance for loan losses	(9,792)	(9,097)	(8,704)	(8,275)	(7,156)
Loans, net	1,854,887	1,823,805	1,829,762	1,766,985	1,573,999
Premises and equipment, net	58,386	56,589	56,583	56,012	51,138
Other real estate owned	1,561	1,814	2,066	2,495	4,230
Goodwill and core deposit intangibles, net	77,534	78,348	78,690	79,034	68,254
Bank owned life insurance	24,796	24,695	24,540	24,381	22,088
Other assets	14,899	15,366	16,572	14,514	13,320
Total assets	$2,390,485	$2,391,257	$2,353,981	$2,274,409	$2,050,946

Liabilities:
Deposits:
Noninterest-bearing demand	$365,024	$357,220	$329,095	$319,861	$301,197
Interest-bearing demand	351,474	333,705	331,629	311,482	267,146
Money market and savings	634,934	648,132	698,431	641,945	570,172
Time deposits	646,641	673,243	635,175	648,676	568,796
Total deposits	1,998,073	2,012,300	1,994,330	1,921,964	1,707,311
Securities sold under agreements to repurchase	4,368	8,219	7,070	11,756	16,786
FHLB & other borrowings	25,460	15,460	8,605	11,243	25,324
Subordinated debt	39,240	39,219	39,198	39,177	39,158
Other liabilities	17,304	16,448	14,297	7,258	10,725
Total liabilities	2,084,445	2,091,646	2,063,500	1,991,398	1,799,304
Shareholders' Equity:
Common stock	13,958	13,953	13,952	13,933	12,750
Additional paid-in capital	232,573	232,386	232,241	231,852	208,999
Retained earnings	59,806	53,843	44,722	39,991	33,559
Accumulated other comprehensive loss	(297)	(571)	(434)	(2,765)	(3,666)
Total shareholders' equity	306,040	299,611	290,481	283,011	251,642
Total liabilities & shareholders' equity	$2,390,485	$2,391,257	$2,353,981	$2,274,409	$2,050,946

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Interest income:
Loans, including fees	$25,515	$25,278	$24,975	$25,018	$21,571
Securities available-for-sale:
Taxable	748	871	971	900	839
Tax-exempt	338	411	424	347	129
Federal funds sold and other earning assets	743	743	573	506	529
Total interest income	27,344	27,303	26,943	26,771	23,068

Interest expense:
Deposits	5,605	5,788	5,251	4,680	3,969
Securities sold under agreements to repurchase	5	6	8	9	11
FHLB advances and other borrowings	10	117	103	51	209
Subordinated debt	584	590	584	584	19
Total interest expense	6,204	6,501	5,946	5,324	4,208
Net interest income	21,140	20,802	20,997	21,447	18,860
Provision for loan losses	724	393	797	1,329	302
Net interest income after provision for loan losses	20,416	20,409	20,200	20,118	18,558

Noninterest income:
Service charges on deposit accounts	767	707	654	663	624
Gain on sale of securities, net	1	33	—	2	—
Mortgage banking	518	392	282	251	493
Interchange and debit card transaction fees	148	143	175	162	144
Merger termination fee	—	6,400	—	—	—
Other	762	741	587	602	570
Total noninterest income	2,196	8,416	1,698	1,680	1,831

Noninterest expense:
Salaries and employee benefits	9,072	8,984	8,398	7,871	7,934
Occupancy and equipment	1,635	1,658	1,640	1,610	1,638
FDIC insurance (credit)	(219)	180	179	209	158
Other real estate and loan related expense	335	242	490	738	578
Advertising and marketing	263	259	295	246	228
Data processing	273	577	615	372	407
Professional services	573	489	662	707	727
Amortization of intangibles	341	342	344	312	248
Software as service contracts	560	568	567	577	507
Merger related and restructuring expenses	73	1,796	923	1,322	838
Other	1,802	1,714	1,466	1,697	1,497
Total noninterest expense	14,708	16,809	15,579	15,661	14,760
Income before income taxes	7,904	12,016	6,319	6,137	5,629
Income tax expense	1,941	2,895	1,588	(307)	1,305
Net income	$5,963	$9,121	$4,731	$6,444	$4,324

Earnings Per Common Share:
Basic	$0.43	$0.65	$0.34	$0.48	$0.34
Diluted	$0.42	$0.65	$0.34	$0.47	$0.34
Weighted average common shares outstanding:
Basic	13,955,859	13,951,643	13,942,016	13,534,806	12,718,861
Diluted	14,053,432	14,046,500	14,018,163	13,616,616	12,817,556

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans	$1,846,196	$25,515	5.48%	$1,832,639	$25,278	5.53%	$1,577,222	$21,573	5.43%
Taxable securities	118,955	748	2.49%	136,859	871	2.55%	141,750	839	2.35%
Tax-exempt securities	56,598	448	3.14%	56,475	527	3.75%	17,329	166	3.80%
Federal funds sold and other earning assets	135,444	743	2.18%	102,253	743	2.91%	85,995	526	2.43%
Total interest-earning assets	2,157,193	27,454	5.05%	2,128,226	27,419	5.17%	1,822,296	23,104	5.03%
Noninterest-earning assets	191,940			215,010			198,215
Total assets	$2,349,133			$2,343,236			$2,020,511

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$343,827	511	0.59%	$329,556	464	0.57%	$239,220	283	0.47%
Money market and savings deposits	637,290	1,829	1.14%	673,502	2,272	1.35%	615,334	1,595	1.03%
Time deposits	640,679	3,265	2.02%	629,480	3,052	1.94%	564,945	2,091	1.47%
Total interest-bearing deposits	1,621,796	5,605	1.37%	1,632,538	5,788	1.42%	1,419,499	3,969	1.11%
Securities sold under agreement to repurchase	6,490	5	0.31%	7,249	6	0.33%	17,694	11	0.25%
Federal funds purchased and other borrowings	6,820	10	0.58%	16,436	117	2.87%	16,415	209	5.05%
Subordinated debt	39,226	584	5.91%	39,205	590	6.03%	1,304	19	5.78%
Total interest-bearing liabilities	1,674,332	6,204	1.47%	1,695,428	6,501	1.54%	1,454,912	4,208	1.15%
Noninterest-bearing deposits	353,315			336,871			307,007
Other liabilities	18,286			14,367			8,529
Total liabilities	2,045,933			2,046,666			1,770,448
Stockholders’ equity	303,200			296,570			250,063
Total liabilities and stockholders’ equity	$2,349,133			$2,343,236			$2,020,511

Net interest income, taxable equivalent		$21,250			$20,918			$18,896
Interest rate spread			3.58%			3.63%			3.88%
Tax equivalent net interest margin			3.91%			3.94%			4.11%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.84%			125.53%			125.25%
Percentage of average equity to average assets			12.91%			12.66%			12.38%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Operating Earnings:
Net income (GAAP)	$5,963	$9,121	$4,731	$6,444	$4,324
Securities (gains) losses	(1)	(33)	—	(2)	—
Merger termination fee	—	(6,400)	—	—	—
Merger related and restructuring expenses	73	1,796	923	1,322	838
Tax benefit from director options previously exercised	—	—	—	(1,600)	—
Income tax effect of adjustments	(19)	1,119	(145)	(257)	(196)
Net operating earnings (Non-GAAP)	$6,016	$5,603	$5,509	$5,907	$4,966
Net operating earnings per common share (Non-GAAP):
Basic	$0.43	$0.40	$0.40	$0.44	$0.39
Diluted	0.43	0.40	0.39	0.43	0.39

Operating Noninterest Income:
Noninterest income (GAAP)	$2,196	$8,416	$1,698	$1,680	$1,831
Merger termination fee	—	6,400	—	—	—
Operating noninterest income (Non-GAAP)	$2,196	$14,816	$1,698	$1,680	$1,831

Operating Noninterest Expense:
Noninterest expense (GAAP)	$14,708	$16,809	$15,579	$15,661	$14,760
Merger related and restructuring expenses	(73)	(1,796)	(923)	(1,322)	(838)
Operating noninterest expense (Non-GAAP)	$14,635	$15,013	$14,656	$14,339	$13,922

Non-GAAP Return Ratios:
Net operating return on average assets (Non-GAAP)[1]	1.02%	0.96%	0.98%	1.07%	0.98%
Return on average tangible common equity (Non-GAAP)[2]	10.52%	16.78%	9.26%	13.09%	9.45%
Net operating return on average shareholder equity (Non-GAAP)[3]	7.87%	7.58%	7.81%	8.65%	7.88%
Net operating return on average tangible common equity (Non-GAAP)[4]	10.61%	10.31%	10.79%	12.00%	10.84%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	63.03%	57.53%	68.65%	67.71%	71.33%
Adjustment for taxable equivalent yields	(0.37)%	(0.50)%	(0.49)%	(0.45)%	(0.18)%
Adjustment for securities gains (losses)	—%	0.14%	—%	0.01%	—%
Adjustment for merger related income and costs	(0.24)%	8.39%	(3.91)%	(5.55)%	(3.98)%
Operating efficiency ratio (Non-GAAP)	62.42%	65.56%	64.25%	61.72%	67.17%

[1] Net operating return on average assets (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average assets.
[2] Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).
[3] Net operating return on average equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average equity.
[4] Net operating return on average tangible common equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Tangible Common Equity:
Shareholders' equity (GAAP)	$306,040	$299,611	$290,481	$283,011	$251,642
Less goodwill and other intangible assets	77,534	78,348	78,690	79,034	68,254
Tangible common equity (Non-GAAP)	$228,506	$221,263	$211,791	$203,977	$183,388

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$303,200	$296,570	$286,076	$270,884	$250,063
Less average goodwill and other intangible assets	78,222	78,564	78,913	75,547	68,389
Average tangible common equity (Non-GAAP)	$224,978	$218,006	$207,163	$195,337	$181,674